UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2017

OLD DOMINION ELECTRIC COOPERATIVE

(Exact name of Registrant as Specified in Its Charter)

Virginia	000-50039	23-7048405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4201 Dominion Boulevard Glen Allen, Virginia		23060
(Address of Principal Executive Offices)		(Zip Code)

(804) 747-0592

(Registrant’s Telephone Number, Including Area Code)

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 3, 2017, we entered into the First Amended and Restated $500.0 million, five-year revolving credit agreement with Wells Fargo Bank, National Association, as administrative agent and swingline lender, and a syndicate of lenders.  A copy of the First Amended and Restated credit agreement is attached hereto as Exhibit 10.1.  Commitments under the credit agreement mature on March 3, 2022, unless earlier terminated in accordance with the agreement.  The credit agreement replaces the syndicated, revolving credit agreement dated as of March 12, 2014, as amended.

Borrowings under the credit agreement that are based on Eurodollar rates bear interest at the London Interbank Offered Rate (“LIBOR”) plus a margin ranging from 0.90% to 1.5%, depending on our credit ratings.  Borrowings not based on Eurodollar rates, bear interest at the highest of (1) the federal funds effective rate plus 0.5%, (2) the prime commercial lending rate of the administrative agent, and (3) the daily LIBOR for a one-month interest period plus 1.0%, plus in each case a margin ranging from 0.0% to 0.5%.  Additionally, we are also responsible for customary unused commitment fees, an administrative agent fee and letter of credit fees.

The credit agreement contains customary conditions to borrowing or the issuance of a letter of credit, representations and warranties and covenants. The credit agreement obligates us to maintain a debt to capitalization ratio of no more than 0.85 to 1.00 and to maintain a margins for interest ratio of no less than 1.10 times interest charges (calculated in accordance with our secured indenture as currently in effect).  Obligations under the credit agreement may be accelerated following, among other things, (1) the failure to pay outstanding principal when due or other amounts, including interest, within five days after the due date, (2) a material misrepresentation, (3) a cross-payment default or cross-acceleration under specified indebtedness, (4) failure by us to perform any obligation relating to the credit agreement following, in some cases, specified cure periods, (5) bankruptcy or insolvency events, (6) invalidity of the credit agreement and related loan documentation or our assertion of invalidity, and (7) a failure by our member distribution cooperatives to pay amounts in excess of an agreed threshold owing to us beyond a specified cure period.

Item 9.01	Financial Statements and Exhibits.

(a)   Not applicable.

(b)   Not applicable.

(c)   Not applicable.

(d)   Exhibits

Exhibit No.	Description

10.1	First Amended and Restated Credit Agreement dated March 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE
Registrant

Date: March 8, 2017	/s/ Robert L. Kees
Robert L. Kees
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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